UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2010

Umami Sustainable Seafood Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-52401	98-0636182
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

405 Lexington Avenue
26th Floor, Suite 2640
New York, NY 10174
(Address of principal executive offices) (zip code)

212-907-6492
 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 9, 2010, Umami Sustainable Seafood Inc. (the “Company") announced that it expects to have harvested approximately 1,400 metric tons of bluefin tuna, with a sales value of approximately $25 million, for the six months ending December 31, 2010.  The Company also indicated that it expects to harvest approximately 400 metric tons of bluefin tuna at its Kali Tuna operation in Croatia and 1,000 metric tons at its Baja Aqua Farms operation in Mexico.  Of the 1,000 metric tons sold by Baja, approximately 650 metric tons were harvested prior to the Company’s completion of the acquisition of Baja.  The Company’s interest in those sales will be included in the  income statement under earnings from investment in unconsolidated affiliates for the period.  Those sales made after completion of the full acquisition of Baja, estimated to total 350 metric tons, will be included in the Company’s sales and operating results for the six months ending December 31, 2010.

Item 9.01 Financial Statements and Exhibits

Exhibits	Description

99.1	Press release dated December 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMAMI SUSTAINABLE SEAFOOD INC.

December 13, 2010	By:	/s/ Daniel G. Zang
Daniel G. Zang, Chief Financial Officer